Exhibit 16.1
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Letterhead of Watts & Scobie, CPA's
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May 13, 2004


U. S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

On May 13, 2004, this Firm received a draft copy of a Form 8-K to be filed by Green Power Energy Holdings Corp. (Company) (SEC File # 0-65768, CIK #1143653) reporting an Item 4 - Changes in Registrant's Certifying Public Accountant.

We have no disagreements with the statements made in the draft Form 8-K, Item 4 disclosures which we read.

Yours truly,

/s/ Watts & Scobie, CPA's
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Watts & Scobie, CPA's
Raleigh, North Carolina